                                                                      EXHIBIT 11

                           MORTGAGE AND REALTY TRUST

           SCHEDULE OF NET INCOME PER SHARE -- ASSUMING FULL DILUTION

                        FOR THE YEAR ENDED SEPTEMBER 30,

                                                                                      1993             1992
                                                                                 ---------------  ---------------
BASIS:
Net (loss).....................................................................  $   (53,969,000) $   (37,472,000)
Average common shares outstanding..............................................       11,080,000       11,076,000
20% limitation on assumed repurchase...........................................        2,216,000        2,215,000
Market price at the end of the period..........................................            $.375           $1.125
Options outstanding............................................................          452,500          584,500
COMPUTATION:
Proceeds:
  Options......................................................................          452,500          584,500
  Average exercise price.......................................................         X  $5.36         X  $8.15
                                                                                 ---------------  ---------------
                                                                                 $     2,425,000  $     4,764,000
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------
Adjustment of proceeds:
  Purchase of outstanding common shares at market..............................  $       831,000  $     2,492,000
  Retirement of debt...........................................................        1,594,000        2,272,000
                                                                                 ---------------  ---------------
                                                                                 $     2,425,000  $     4,764,000
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------
Adjustment of net income (loss):
  Net (loss) before gain on sales of real estate...............................  $   (53,969,000) $   (37,472,000)
  Interest reduction...........................................................          135,000          176,000
                                                                                 ---------------  ---------------
    Adjusted net (loss)........................................................  $   (53,834,000) $   (37,296,000)
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------
Adjustment of shares outstanding:
  Average shares outstanding...................................................       11,080,000       11,076,000
  Net shares repurchased.......................................................       (1,764,000)      (1,631,000)
                                                                                 ---------------  ---------------
    Adjusted shares outstanding (basis for computation of net income per share
     -- assuming full dilution)................................................        9,316,000        9,445,000
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------
Fully diluted earnings per share:
  Net (loss)...................................................................          $(5.78)          $(3.95)
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------

- ------------------------
NOTE -- Primary earnings per share is based on the average number of shares outstanding.

                                                                      EXHIBIT 11

                           MORTGAGE AND REALTY TRUST
           SCHEDULE OF NET INCOME PER SHARE -- ASSUMING FULL DILUTION
                        FOR THE YEAR ENDED SEPTEMBER 30,

                                                                                                1991
                                                                                   -------------------------------
BASIS:
Net (loss).......................................................................                  $   (35,653,000)
Average common shares outstanding................................................                       11,076,000
Warrants outstanding to purchase equivalent shares...............................                        3,196,000
20% limitation on assumed repurchase.............................................                        2,215,000
Exercise price per share (warrants)..............................................                           $20.50
Market price at the end of the period............................................                            $2.00
Options outstanding..............................................................                          490,000
Conversion of subordinated debentures............................................                        --
COMPUTATION:
Proceeds:
  Warrants to purchase common shares.............................................       3,196,000
  Exercise price.................................................................       X  $20.50  $    65,518,000
                                                                                   --------------
  Options........................................................................         490,000
  Average exercise price.........................................................       X  $12.51        6,130,000
                                                                                   --------------
  Proceeds from subordinated debenture conversions...............................                        --
                                                                                                   ---------------
                                                                                                   $    71,648,000
                                                                                                   ---------------
                                                                                                   ---------------
Adjustment of proceeds:
  Purchase of outstanding common shares at market value..........................                  $     4,430,000
  Retirement of debt.............................................................                       67,218,000
                                                                                                   ---------------
                                                                                                   $    71,648,000
                                                                                                   ---------------
                                                                                                   ---------------
Adjustment of net (loss):
  Net (loss) before gain on sales of real estate.................................                  $   (35,897,000)
  Interest reduction.............................................................                        6,218,000
                                                                                                   ---------------
                                                                                                       (29,679,000)
Gain on sales of real estate.....................................................                          244,000
                                                                                                   ---------------
  Adjusted net (loss)............................................................                  $   (29,435,000)
                                                                                                   ---------------
                                                                                                   ---------------
Adjustment of shares outstanding:
  Average shares outstanding.....................................................                       11,076,000
  Net additional shares issuable.................................................                        1,471,000
                                                                                                   ---------------
    Adjusted shares outstanding (basis for computation of net income per share --
     assuming full dilution).....................................................                       12,547,000
                                                                                                   ---------------
                                                                                                   ---------------
Fully diluted earnings per share:
  Loss before gain on sales of real estate.......................................                           $(2.37)
  Gain on sales of real estate...................................................                              .02
                                                                                                   ---------------
    Net (loss)...................................................................                           $(2.35)*
                                                                                                   ---------------
                                                                                                   ---------------

- ------------------------
* Amount is anti-dilutive.
NOTE -- Primary earnings per share is based on the average number of shares outstanding.

                                       50